EXHIBIT (H)(24)


                               SERVICES AGREEMENT

         This Services Agreement is made and entered into as of December 09, 2002, by and among Wachovia Bank, National Association, a national banking association chartered by The Office of the Comptroller of the Currency under the laws of the United States ("Wachovia"), U.S. Bancorp Fund Services, LLC, a limited liability company (the "Alliance Partner"), and Thompson Plumb & Associates, Inc. (the "Advisor").

         WHEREAS, the Alliance Partner is the transfer agent for certain investment companies listed on Schedule A (the "Funds") that are registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Advisor is registered under the Investment Advisors Act of 1940 and is the sponsor of the Funds listed on the attached Schedule A; and

         WHEREAS, Wachovia acts as trustee or custodian to certain employee benefit plans (the "Plans") and provides certain administrative and recordkeeping services to the Plans and. their participants; and

         WHEREAS, Wachovia, and the Alliance Partner desire to facilitate the purchase and redemption of shares (the "Shares") of the Funds on behalf of the Plans and their participants ("Plan Participants") through one or more accounts ("Accounts") subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

         1. Performance of Services. Wachovia shall perform, or arrange for the performance of, any one or more of the following services (collectively, "Administrative Services"):

               (a) establish and maintain omnibus accounts with the Funds. Each Fund shall recognize all Plans as a single shareholder and will not maintain separate Accounts for the Plans or the Plan Participants;

               (b) aggregate orders given by Plan sponsors or their authorized representatives, or Plan Participants for the purchase of Shares, submit such orders to Alliance Partner and promptly deliver payment and appropriate documentation to Alliance Partner. The record holder for Shares so ordered shall be Wachovia Bank, National Association. Shares so held are referred to as "Plan Shares;"

               (c) aggregate exchange and redemption orders given by Plan Participants and Plan sponsors, submit such exchange and redemption orders to Alliance Partner and receive the proceeds of redemptions for allocation to the Plan Participant's subaccounts;


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               (d) receive in the aggregate and allocate to the Plan
sub-accounts dividends and distributions with respect to Plan Shares;

               (e) provide record-keeping services relating to the foregoing purchase and redemption transactions; and

               (f) provide such information and services relating to the foregoing as Alliance Partner reasonably requests, to the extent Wachovia is permitted by applicable law to provide such information or service.

         2. Orders and Settlement.

               (a) Alliance Partner hereby appoints Wachovia as its agent for the sole and limited purpose of accepting purchase, exchange and redemption orders for Shares purchased, exchanged or redeemed by the Plans ("Orders"). Wachovia hereby accepts its appointment on the terms and conditions set forth herein. Notwithstanding anything in this Agreement to the contrary, Wachovia shall not be acting as agent for Alliance Partner in any manner whatsoever, except in accepting such Orders.

               (b) Wachovia, as agent of Alliance Partner, shall be permitted to accept from the Plans, orders for the purchase, exchange or redemption of Shares of the Funds on each business day that the New York Stock Exchange is open for business and a Fund's net asset value is determined ("Business Day'). Wachovia shall not be required to accept Orders on any Business Day on which it is not open for business. If Orders are accepted by Wachovia prior to the latest time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on a Business Day, they shall be treated as having been received by Alliance Partner on such Business Day. If such Orders are received after Close of Trading on a Business Day, they shall not be treated as having been accepted by Wachovia or Alliance Partner on such Business Day.

               (c) Instructions from Wachovia or its designee for the purchase, exchange or redemption of Shares of the Funds pursuant to Orders shall be processed and transmitted by electronic data transmission to Alliance Partner or its designee. If such means of transmittal become unavailable, then Orders may be processed and transmitted by telephone, fax, or any other mutually acceptable means. Wachovia or its designee shall only transmit instructions which are pursuant to Orders authorized by the Plans. Such instructions shall specify: (i) either the number of Shares or the dollar amount of any such purchase, exchange or redemption; (ii) the applicable Fund(s); and (iii) the Business Day on which the Order was accepted by Wachovia.

               (d) Instructions for the purchase, exchange or redemption of Shares of the Funds pursuant to Orders shall be properly communicated to and received by Alliance Partner by 9:00 a.m. Eastern Time of the Business Day next following the Business Day on which the Order was accepted by Wachovia. Such instructions shall be effected at the public offering price of the Shares of the respective Fund (giving effect to any applicable load waiver or reduction in offering price as described in the prospectus of the Fund) calculated as of the Close of Trading on the Business Day on which the Order was accepted by Wachovia. If such instructions for the purchase, exchange or redemption of


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Shares of the Funds are received by Alliance Partner after 9:00 a.m. Eastern
Time of the Business Day next following the Business Day on which the Order was accepted by Wachovia, Wachovia shall be responsible for any claim, demand, loss, expense or cause of action suffered by Alliance Partner or the Funds, or affiliates of either, as a result of such delay.

               (e) The Funds shall not impose a minimum account balance or minimum order requirement, or if the Funds require such minimums, they will be waived under this Agreement.

               (f) Settlement for purchases and redemptions shall be conducted in accordance with the terms of Schedule B.

         3. Pricing Information. Alliance Partner or its designee will furnish Wachovia on each Business Day with: (i) net asset value information calculated as of the Close of Trading or as of such earlier times at which the Fund's net asset value is calculated as specified in such Fund's prospectus, (ii) dividend and capital gains information as such becomes available, and (iii) in the case of income Funds, the daily accrual for interest rate factor. Alliance Partner or its designee will make a best faith effort to provide such information by 6:30 p.m. Eastern Time on the same Business Day, however, in no event will such information be provided later than 7:00 p.m. Eastern Time on the same Business Day.

         4. Account Information.

               (a) Alliance Partner or its agent will provide or make available to Wachovia (i) daily confirmations of Account activity on the Business Day following the Business Day on which an Order is accepted by Wachovia, (ii) if requested by Wachovia, monthly statements detailing activity in each account within five (5) Business Days after the end of each month, and (iii) such other reports as reasonably requested by Wachovia.

               (b) Wachovia shall be permitted to use, discuss with, and provide to Plans and Plan Participants information, including Fund return information, which is publicly and/or widely available, including but not limited to, information from Morningstar and Lipper.

         5. Reports and Proxies. The Advisor will provide Wachovia, without expense, with the number of prospectuses, proxy statements and periodic shareholder reports and such other information with respect to the Funds as Wachovia may reasonably request. The Advisor will notify Wachovia regarding planned shareholder meetings and proxy votes, a soon as practicable, but in no event less than 10 business days before the record date, in order to provide Wachovia adequate time to obtain necessary voting directions from the Plans.

         6. Fund Expenses. Wachovia shall bear none: of the expenses for the cost of registration of the Shares, preparation of the Funds' prospectuses, proxy materials and reports, and preparation of other related statements and notices required by law. No party shall charge any other party a fee for wiring funds or for execution of purchases and sales


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under this Agreement. The Funds will not impose transaction fees and will not impose sales load charges for purchases or redemptions, or if there are such charges, they will be waived for any shareholder under this Agreement.

         7. Fees. In consideration of the administrative savings resulting from such an arrangement and the other provisions of this Agreement, the Advisor agrees to pay Wachovia the fees described in the attached Schedule A ("Administrative Fees"). The parties agree that the Administrative Fees are for the Administrative Services only and do not constitute payment in any manner for investment advisory or distribution services. The Advisor or its designee will calculate the Administrative Fees based on the actual daily balance of Accounts maintained in each Fund and make payment to Wachovia within ten (10) days after each month-end for the preceding month. The Advisor or its designee will send Wachovia a fee summary each month. Such summary will be accompanied by statements showing the calculation of the Administrative Fees.

         8. Representations of Wachovia. Wachovia represents and warrants that the following are true and shall remain true through the term of this Agreement:

               (a) Wachovia is a national banking association chartered by The Office of the Comptroller of the Currency under the laws of the United States.

               (b) Wachovia is authorized to enter into and perform this Agreement.

               (c) To the best of its knowledge, it is in material conformity with all applicable federal and state laws and related regulations.

         9. Representations of the Advisor. The Advisor represents and warrants that the following are true and shall remain true through the term of this
Agreement:

               (a) The Advisor is a corporation duly organized and existing in good standing under the laws of the state where it is incorporated.

               (b) The Advisor is authorized to enter into and perform this Agreement on behalf of the Funds, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements with respect to the Funds.

               (c) The Shares shall be registered under the Securities Act of 1933, as amended (the "1933 Act"), and shall be duly authorized for issuance and sold in compliance with the 1933 Act and all other applicable federal and state securities laws.

               (d) The Funds are registered under the 1940 Act.

               (e) It is an adviser registered under the Investment Advisers Act of 1940, as amended.

               (f) It is a member of the National Securities Clearing Corporation (the "NSCC"), has executed the NSCC Trust Networking Agreement and Trust Fund/SERV


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Agreement and related Addendums (the "NSCC Agreements"), and that each of the
Funds may be traded and such trades settled pursuant to the NSCC Agreements.

               (g) To the best of its knowledge, it is in material conformity with all applicable federal and state laws and related regulations.

         10. Representations of the Alliance Partner

               (a) The Alliance Partner is a corporation duly organized and existing in good standing under the laws of the state where it is incorporated.

               (b) The Alliance Partner is authorized to enter into and perform this Agreement on behalf of the Funds, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements with respect to the Funds.

               (c) To the best of its knowledge, it is in material conformity with all applicable federal and state laws and related regulations.

         11. Indemnification. Each of the three parties hereto agrees to indemnify and hold harmless (the "Indemnitor") each of the others, including their respective affiliates, and each of their directors, trustees, officers, and employees (the "Indemnitees"), against any losses, claims, damages, liabilities or expenses to which the Indemnitees may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) directly arise out of or are directly based upon any breach by the Indemnitor of any material provision of this Agreement or of a representation, warranty, or covenant in this Agreement, provided that such breach resulted from a negligent act or omission to act, bad faith, willful misfeasance or reckless disregard by the Indemnitor. The Indemnitor will reimburse the Indemnitees for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim or action. This indemnity agreement will be in addition to any other remedies which the Indemnitees may otherwise have and shall survive the termination of this Agreement. Where the Indemnitees receives notice of a claim for which the Indemnitor may be required to indemnify the Indemnitees, the Indemnitees shall promptly give notice thereof to the Indemnitor; provided, however, that the obligation shall not be reduced on account of the failure or delay of the Indemnitees to give such notice. The terms of this section shall survive termination of this Agreement.

         12. Relationship of Parties. Except as expressly provided herein, nothing contained in this Agreement shall be deemed or construed to constitute or create a partnership, association, or joint venture or, agency relationship among Wachovia, the Advisor, the Alliance Partner or the Funds.

         13. Confidentiality. Wachovia, the Advisor and Alliance Partner agree that all non-public records, information, and data relating to the business of any other (including customer names and information) that are exchanged or negotiated pursuant to this Agreement or in carrying out this Agreement shall remain confidential, and shall not be voluntarily disclosed by any other party without the prior written consent of reach party,


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except as may be required by law or by such party to carry out this Agreement or an order of an court, governmental agency or regulatory body.

         14. Nonexclusivity. Nothing in this Agreement shall be construed or is intended to prohibit Alliance Partner, the Advisor or the Funds from establishing a retirement plan administration or record keeping program or from entering into similar arrangements with other administrative or record keeping service providers. Nothing in this Agreement shall be construed or is intended to prohibit Wachovia from entering into similar arrangements with any other person or entity regarding other mutual funds or any other type of investment.

         15. Termination. Any party may terminate this Agreement by providing sixty (60) days written notice to the other party. Notwithstanding the foregoing, any party may terminate this Agreement at any time by giving thirty
(30) days written notice to the other parties in the event of a material breach of this Agreement by any party that is not cured during such thirty (30) day period.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with he internal laws of the State of North Carolina applicable to agreements fully executed and to be performed therein.

         17. Assignment. This Agreement shall not be assigned by a party hereto, without the prior written consent of the other parties hereto. If a party assigns this Agreement to an affiliate, the party assigning the Agreement shall notify the other parties within 30 days. This Agreement shall inure to the benefit of and be binding upon the parties and their permitted successors and assigns.

         18. Controlling Agreement. The terms of this Services Agreement shall supercede and take precedence over any other agreements between the parties to the. Services Agreement to the extent that such other agreement(s) conflict(s) with the terms of the Services Agreement with respect to assets invested by Plans through Wachovia.

         19. Time of the Essence. All times specified in this Agreement for the performance of the obligations of the parties shall be deemed to be of the essence. The acceptance of a late performance, with or without objection or reservation, shall not waive the right of any party to claim damages or avail itself of any other remedy for such breach, nor constitute a waiver of this requirement of timely performance of any obligation under this Agreement.

         20. Written Notice. Except as otherwise provided herein, any notice required or permitted to be given hereunder shall be given in writing and shall be addressed and delivered to the parties at the address set forth below, or such other address as may be designated by either party by notice pursuant to the terms hereof. Any such notice will be deemed given on the next Business Day if sent: by a nationally recognized overnight courier service that provides evidence of receipt or the same Business Day if sent by 3:00 p.m. (receiving party's time) by facsimile transmission and confirmed by a telephone call, otherwise, the next Business Day.


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         To: Wachovia Bank, National Association

             If via U.S. Mail:
                            Wachovia Bank, National Association
                            Benefit Services Group - Risk Management
                            1525 West W.T. Harris Boulevard, 3C5
                            Charlotte, NC 28288-1176
                            Phone: (704) 590-9030
                            Fax:     (704) 427-2374
                            Attention: Risk Management - Larry Goldbrum

             If via any other means:
                            Wachovia Bank, National Association
                            Benefit Services Group - Risk Management
                            1525 West W.T. Harris Boulevard, 3C5
                            Charlotte, NC 28262
                            Attention: Risk Management - Larry Goldbrum, NC-1176

             With a copy to:
                            Wachovia Bank, National Association
                            1525 West W.T. Harris Boulevard
                            Charlotte, NC 28262-1151
                            Attention: Mutual Funds, NC-1151

             To: The Alliance Partner
                            U.S. Bancorp Fund Services, LLC
                            615 East Michigan Street
                            Milwaukee, WI 53202
                            Attention: Compliance Department - Mike McVoy

             To: The Advisor
                            Thompson Plumb and Associates, Inc.
                            1200 John Q. Hammons Drive, 5th Floor
                            Madison, WI 53717
                            Attn: Tom Dunn

         21. Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, such provision shall be fully severable, and this Agreement shall be enforced and construed as if such provision had never comprised a part of this Agreement. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity.

         22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         23. Headings. The headings used herein are for convenience only and shall not be used in construing or interpreting the provisions of this Agreement.


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         IN WITNESS THEREOF, the undersigned has executed this Agreement by their duly authorized officers.

WACHOVIA BANK, NA                                U.S. BANCORP FUND SERVICES, LLC

By: /s/ Larry Goldbrum                           By: /s/ Michael R. McVoy
    -----------------------------                    ---------------------------

Name: Larry Goldbrum                             Name: Michael R. McVoy
      --------------------------                       -------------------------

Title: Vice President                            Title: Senior Vice President
       -------------------------                        ------------------------


THOMPSON PLUMB & ASSOCIATES, INC.

By: /s/ Thomas G. Plumb
    -----------------------------

Name: Thomas G. Plumb
      ---------------------------

Title: Vice President
       --------------------------





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                                   SCHEDULE A

Funds Covered by the Agreement     Class of Shares             Annual Fee
------------------------------     ---------------             ----------

Thompson Plumb Growth Fund                             .40% (40 basis points)

Thompson Plumb Select Fund                             .40% (40 basis points)

Thompson Plumb Blue Chip Fund                          .40% (40 basis points)

Thompson Plumb Balanced Fund                           .40% (40 basis points)

Thompson Plumb Bond Fund                               .40% (40 basis points)






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                                   SCHEDULE B

                              SETTLEMENT PROVISIONS

         1. Settlement (NSCC). If both Wachovia and Alliance Partner are members of the National Securities Clearing Corporation (the "NSCC"), and have executed the NSCC Trust Networking Agreement and Trust Fund/SERV Agreement and related Addendums (the "NSCC Agreements"), settlement of purchases and redemptions will be processed pursuant to the NSCC Agreements.

         2. Settlement (non-NSCC). If either Wachovia or Alliance Partner is not a member of the NSCC and/or has not executed the NSCC Agreements, then settlement of the purchases and redemptions will be processed pursuant to the following:

         (a) For purchases, Wachovia shall make payment to Alliance Partner in federal funds no later than the close of the Fedwire system on the Business Day following the day on which purchase instructions are treated as having been received by Alliance Partner pursuant to the Services Agreement. Payment shall be made by wire transfer to an account designated in writing by Alliance Partner or its designee. If the payment is not received by Alliance Partner by such time, Alliance Partner or any of its affiliates shall have the right, without notice, to cancel the sale, or, at Alliance Partner's option, to sell the Shares ordered back to the issuing Fund, and Alliance Partner may hold Wachovia responsible for any claim, demand, loss, expense or cause of action suffered by Alliance Partner or the Funds, or affiliates of either, as a result of Wachovia's failure to make such payment. Without limiting the foregoing, in the event Alliance Partner, in its sole discretion, accepts any wire payment received after such time, Alliance Partner shall be entitled to compensation from Wachovia for the amount of reasonable interest plus associated bank penalties.

         (b) For redemptions, Alliance Partner shall make payment in federal funds no later than the close of the Fedwire system on the Business Day following the day on which redemption instructions are treated as having been received by Alliance Partner pursuant to the Services Agreement, subject to the right of a Fund to delay payment for redemptions in accordance with the terms of its current prospectus. Payment shall be made by wire transfer to an account designated in writing by Wachovia or its designee. If the payment is not received in good order by such time, Wachovia shall notify Alliance Partner. If it is determined that Alliance Partner was negligent in initiating the payment causing the delay or non-receipt of any such payment, then Alliance Partner will compensate Wachovia for the amount of reasonable interest plus associated bank penalties.


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